UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2010, Power Efficiency Corporation (the “Company”) consummated a closing (the "Closing") of a private placement offering (the "Offering") of an aggregate of 313,752 units (the “Units”), each Unit consisting of one share of the Company’s Series D Preferred Stock, par value $.0001 per share (“Series D Preferred Stock”), and a warrant to purchase 50 shares of the Company’s common stock (the “Warrants”) , receiving aggregate consideration of $5,020,000, which included $3,601,200 of cash, the conversion of $1,336,050 of Senior Secured Notes and related accrued interest which the Company issued in May and June of 2010, and $82,750 of deferred compensation. Many of the purchasers of Units were either officers, directors, affiliates or pre-existing stockholders of the Company.  The Series D Preferred Stock and Warrants issued in the Offering are initially convertible or exercisable, as applicable, into an aggregate of up to 47,062,800 shares of the Company’s common stock.

Each share of Series D Preferred Stock is initially convertible into 100 shares of the Company’s common stock. The Series D Preferred Stock is convertible at the option of the holder at any time. The Series D Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $0.50 per share, with average daily volume of at least 50,000 shares, such conversion to be effective on the trading day immediately following such ten day period. The Series D Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s board of directors.  Each Warrant is initially exercisable for up to 50 shares of the Company’s common stock at an exercise price of $0.19 per share.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.

Intrinsic Advisory Group, Inc. acted as a non-exclusive finder for the financing and received proceeds of $110,120 in cash and 688,250 warrants to purchase the Company’s common stock at an exercise price of $0.19 per share from the Offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 21, 2010, the Company filed the Certificate of Designation of Rights, preferences and Limitations of Series D Convertible Preferred Stock with the Secretary of the State of Delaware, which sets forth the designation, rights, preferences and other terms and provisions of the Series D Preferred Stock.

The filing of the Certificate of Designations was authorized by the Board of the Directors of the Company in accordance with the Section 151(a) of the Delaware General Corporation Law.

A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the Series D Preferred Stock.

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Item 9.01. Exhibits

3.1	Certificate of Designation of the Company’s Series D Preferred Stock.
4.1	Form of Warrant
10.1	Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ John Lackland
John Lackland, CFO

Date: June 22, 2010

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